DATA


PART A - THIS PART LISTS YOUR PERSONAL DATA

OWNER:          [John Doe]

ANNUITANT:      [Annuitant is same as Owner for TSA] [John Doe]

CERTIFICATE NUMBER:         [XXXX]

ENDORSEMENTS ATTACHED:     [TSA Endorsement]

CONTRACT:       GROUP ANNUITY CONTRACT NO. AC        [0000]

         ISSUE DATE:       [July 13, 1998]

         CONTRACT DATE:    [July 13, 1998]

ANNUITY COMMENCEMENT DATE:

         The maximum maturity age is age [90] - see Section 7.03.

BENEFICIARY:    [Jane Doe]



No. 94ICA/B-TSAER                                                        Page 1

DATA PAGES (CONT'D.)

PART B - THIS PART LISTS THE CONTRACT TERMS WHICH AFFECT THE TYPE OF CERTIFICATE YOU HAVE.

INITIAL GUARANTEED INTEREST RATE:           [6% through December 31, 1999]

MINIMUM GUARANTEED INTEREST RATE;             [3% after December 31, 1999]

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION PERCENTAGE (UNTIL CHANGED) IS ALSO SHOWN:


         INVESTMENT OPTION                                        TYPE*          ALLOCATION PERCENTAGE**
         ----------------                                         -----          -----------------------
         o      GUARANTEED INTEREST ACCOUNT                       N/A
         o      ALLIANCE EQUITY INDEX                             TYPE A
         o      ALLIANCE GROWTH & INCOME                          TYPE A
         o      ALLIANCE COMMON STOCK                             TYPE A
         o      ALLIANCE GLOBAL                                   TYPE A
         o      ALLIANCE INTERNATIONAL                            TYPE A
         o      ALLIANCE AGGRESSIVE STOCK                         TYPE A
         o      ALLIANCE GROWTH INVESTORS                         TYPE A
         o      ALLIANCE BALANCED                                 TYPE A
         o      ALLIANCE SMALL CAP GROWTH                         TYPE A
         o      ALLIANCE CONSERVATIVE INVESTORS                   TYPE B
         o      ALLIANCE MONEY MARKET                             TYPE B
         o      ALLIANCE INTERMEDIATE GOV'T. SECURITIES           TYPE B
                ALLIANCE QUALITY BOND                             TYPE B
         o      ALLIANCE HIGH YIELD                               TYPE B
         o      T. ROWE PRICE INTERNATIONAL STOCK                 TYPE A
         o      T. ROWE PRICE EQUITY INCOME                       TYPE A
         o      EQ/PUTNAM GROWTH & INCOME VALUE                   TYPE A
         o      EQ/PUTNAM BALANCED                                TYPE A
         o      MFS RESEARCH                                      TYPE A
         o      MFS EMERGING GROWTH COMPANIES                     TYPE A
         o      MORGAN STANLEY EMERGING MARKETS EQUITY            TYPE A
         o      WARBURG PINCUS SMALL COMPANY VALUE                TYPE A
         o      MERRILL LYNCH WORLD STRATEGY                      TYPE A
         o      MERRILL LYNCH BASIC VALUE EQUITY                  TYPE A         ---------------------------------
         o                                                                           TOTAL:                100%]


         [*TYPE A AND B INVESTMENT OPTIONS SHOWN ARE INVESTMENT FUNDS OF OUR SEPARATE ACCOUNT A.]

         **  SEE SECTION 3.01

PROCESSING DATES (SEE SECTION 1.20):

         A Processing Date is [the last Business Day of each Contract Year].



No. 94ICA/B-TSAER                                                        Page 2

DATA PAGES (CONT'D.)


CONTRIBUTION LIMITS (SEE SECTION 3.02):

         In addition to the maximum limits set by law as described in the Endorsement hereto, we may refuse to accept any Contribution which is less than [$20.]

TRANSFER RULES (SEE SECTION 4.02):

         If you have elected any Type B Investment Option, whether or not amounts have actually been placed in any such Option, then the maximum amount which may be transferred from the Guaranteed Interest Account to any other Investment Option in any Contract year is:

         (a) [25%] of the amount you have in the Guaranteed Interest Account on the last day of the prior Contract year or, if greater,

         (b) the total of all amounts transferred at your request from the Guaranteed Interest Account to any of the other Investment Options in such prior Contract year.

NUMBER OF FREE TRANSFERS IN A CONTRACT YEAR (SEE SECTION 4:02): [Unlimited]

We have the right in accordance with Section 4.02 to change our transfer rules. We may impose a transfer charge of up to a maximum of $65 for each direct transfer to a third party of amounts under your Contract or for an exchange of another carrier's contract.

MINIMUM TRANSFER AMOUNT (SEE SECTION 4:02): [$300 or the Annuity Account Value in an investment option if less.]

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): [$300 or the Annuity Account Value if less.]

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02(A)): [$500].

DEATH BENEFIT AMOUNT (SEE SECTION 6.01);

         The Annuity Account Value or, if greater, the sum of all Contributions made, less

         o    any tax charge that applies,
         o    all withdrawals made,
         o any outstanding loan balance (if loans are permitted under your plan).

NORMAL FORM OF ANNUITY (SEE SECTION 7.02):

         [Joint and Survivor Annuity Form]

MINIMUM AMOUNT TO BE APPLIED FOR AN ANNUITY (SEE SECTION 7.06):

         [$2,000], as well as minimum of [$20] for initial annuity payment.



No. 94ICA/B-TSAER                                                        Page 3

INTEREST RATE TO BE APPLIED OR MISSTATEMENT OF AGE OR SEX (SEE SECTION 7.06):

              [6% per year.]

WITHDRAWAL CHARGE (SEE SECTION 8.01):

         [    6% during Contract Years 1 through 6
              0% thereafter

              of the excess of the Annuity Account Value over the Free Corridor Amount; but not more than 8% of the total contributions made.]

FREE CORRIDOR AMOUNT (SEE SECTION 8.01):

         [10%] of Annuity Account Value plus any outstanding loan balance (if loans are permitted under your plan) minus withdrawals made in current Contract year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions.

NO WITHDRAWAL CHARGES WILL APPLY IN THESE EVENTS, EACH OF WHICH OCCURS AFTER THE CONTRACT DATE:

         [(1) the Annuitant retires pursuant to terms of the Plan, or separates from service;

          (2) the Annuitant reaches 59 1/2 and completes at least 5 Contract Years;

         (3) the Annuitant dies and a death benefit is payable to the beneficiary;

         (4) we receive a properly completed election form providing for the Annuity Account Value to be used to buy a life annuity as described in Section 7.03;

         (5) the Annuitant attains age 55 and completes at least 5 Contract Years and we receive a properly completed election form providing for the Annuity Account Value to be used to buy a period certain annuity which extends beyond the Annuitant's attainment of age 59 1/2 and does not permit any prepayment of the unpaid principal prior to the Annuitant's attainment of age 59 1/2;

         (6) the Annuitant completes at least three Contract Years and we receive a properly completed election form providing for the Annuity Account Value to be used to buy a period certain annuity of at least 10 years which does not permit any prepayment of the unpaid principal;

         (7) a request is made for a refund of an excess Contribution within one month of the date on which the Contribution is made;

         (8) the Annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

         (9) we receive proof satisfactory to us that the Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);


No. 94ICA/B-TSAER                                                        Page 4

        (10) the Annuitant has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

                - its main function is to provide skilled, intermediate, or custodial nursing care;

                - it provides continuous room and board to three or more persons;

                - it is supervised by a registered nurse or licensed practical nurse;

                -     it keeps daily medical records of each patient;

                -     it controls and records all medications dispensed; and

                - its primary service is other than to provide housing for residents.

         (11) the Annuitant elects a withdrawal that qualifies as a hardship withdrawal under the Code.]

ADMINISTRATIVE CHARGES (SEE SECTION 8.02):

         (a) The lesser of [$30] and 2% of the Annuity Account Value plus the amount of any withdrawals made in such Contract year pursuant to
                Section 5.01. This amount may be increased to a maximum of $65 in accordance with Section 8.02.

                However, no Charge will apply if the Annuity Account Value is more than [$25,000.]

                The Administrative Charges will be deducted on a pro-rata basis among Investment Options. Also, they will be pro-rated for the portion of the Contract Year in which the Contract Date occurs or in which the Annuity Account Value is withdrawn or applied to provide an Annuity Benefit or death benefit.

DAILY SEPARATE ACCOUNT CHARGE (SEE SECTION 8.04):

         [1.20%; this is subject to change as described in Sections 8.04 and 8.05, subject to a maximum of 2.00%. This charge is for financial accounting and for death benefits, mortality risk, expenses and expense risk that we assume.]


No. 94ICA/B-TSAER                                                        Page 5

[CERTIFICATE - TSA]

                                      TABLE OF GUARANTEED VALUES

                      [Issue Age: 38, Male

                      Number of Years                            Guaranteed
                      Since First Contribution                   Cash Value
                      ------------------------                   ----------

                               1                                      $909
                               2                                     1,832
                               3                                     2,783
                               4                                     3,762
                               5                                     4,770
                               6                                     5,809
                               7                                     6,878
                               8                                     7,980
                               9                                     9,115
                              10                                    10,284
                              11                                    11,500
                              12                                    12,756
                              13                                    14,133
                              14                                    15,550
                              15                                    17,011
                              16                                    18,515
                              17                                    20,064
                              18                                    21,660
                              19                                    23,303
                              20                                    24,996
                              21                                    26,740
                              22                                    28,536
                              23                                    30,386
                              24 (age 62)                           32,291
                              25                                    34,254
                              26                                    36,275
                              27 (age 65)                           38,357


The table illustrates minimum guaranteed values. It assumes a $1,000 Contribution made each year on the first month which follows the Contract Date. The table reflects (a) the maximum annual administrative charge of $65 and (b) the maximum withdrawal charge of 8% of Contributions made in the first six Contract years, as provided in Section 8.01. The table assumes that 100% of all Contributions and earnings are in the Guaranteed Interest Account.

Your actual values may differ from those shown above based on the level and frequency of your Contributions.

Based on the above assumptions, the Guaranteed Paid-Up Monthly Annuity at age 65 is [$141.54]. This amount assumes a fixed benefit 100% joint & survivor life annuity (unisex table). It will be reduced by any charge we make for any taxes (see Section 7.05). Other forms of Annuity Benefits may be available.]




No. 94ICA/B-TSAER                                                        Page 6